Registration No. 333-170128

As filed with the Securities and Exchange Commission on January 6 , 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

AAA BEST CAR RENTAL INC.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7500 (Primary Standard Industrial Classification Number)	EIN 27-3038945 (IRS Employer Identification Number)

351 E 16th Street,
Paterson, NJ 07524
(973) 851-6863

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

INCORP SERVICES, INC.

 375 N Stephanie St, Ste. 1411, Henderson NV 89014-8909

Tel: (702) 866-2500, Fax: (702) 866-2689

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Tel: 206-522-22-56

  Fax: 206-260-0111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

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If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$0.01	$50,000	$3.57

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

AAA BEST CAR RENTAL INC.

5,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of AAA Best Car Rental Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Suresh Gupta, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Gupta will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the AAA Best Car Rentals Inc. decides to do so, or (ii) when the offering is fully subscribed for. We may, at our discretion, extend the offer up to an additional two (2) years from the date this offering is declared effective.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.01	Not Applicable	$50,000
Total	$0.01	Not Applicable	$50,000

AAA Best Car Rental Inc. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for AAA Best Car Rental Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC.  If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF AAA BEST CAR RENTAL INC.’S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  JANUARY 6 , 2011

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	11
DILUTION	11
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	13
DESCRIPTION OF BUSINESS	17
LEGAL PROCEEDINGS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	19
EXECUTIVE COMPENSATION	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
PLAN OF DISTRIBUTION	22
DESCRIPTION OF SECURITIES	23
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23
LEGAL MATTERS	23
INTERESTS OF NAMED EXPERTS AND COUNSEL	24
EXPERTS	24
AVAILABLE INFORMATION	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24
INDEX TO THE FINANCIAL STATEMENTS	25

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “AAA BEST CAR RENTAL INC.” REFERS TO AAA BEST CAR RENTAL INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

AAA BEST CAR RENTAL INC.

We are a development stage company which is in the car rental business. AAA Best Car Rental Inc. was incorporated in Nevada on April 30, 2010. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $ 23,000 for the next twelve months as described in our Plan of Operations. Our monthly burn rate is approximately $1,790.  The month on which we will run out of funds will depend on the amount of funds we raise in this offering. For example if we raise $20,000, we will run out of funds on the 11th month ($20,000/$1790).  Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $20,000 of additional funding to pay for ongoing advertising expenses and SEC filing requirements.  We do not currently have any arrangements for additional financing. Our principal executive offices are located at 351 E 16th Street, Paterson, NJ 07524.  Our phone number is (973) 851-6863.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (April 30, 2010) through the first quarter ended October 31, 2010, reports no revenues and a net loss of $ 5,981 ..  Our independent registered public accounting firm has issued an audit opinion for AAA Best Car Rental Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

AAA Best Car Rental Inc. started operations in the car rental business on April 30, 2010. We plan to offer used domestic cars for rent to our clients such as Ford Taurus, Ford Focus , Buick Le Sabre , Chrysler Sebring, Chevrolet Impala, Chevrolet Lumina, Chevrolet Malibu, Chrysler Neon. We expect to rent our cars on average for $15-$20 per day. In addition, we plan to resell insurance for our customer with $3 mark up per car per day. Our sole source of revenue from operating will be the car rental fees and insurance resale. In the 12 month period following the effectiveness of this registration statement by the Securities and Exchange Commission we plan on renting four to twelve cars. As of January 6 , 2011 we have purchased one car.

To date, we have developed our business plan and entered into referral agreements with two body repair shops to refer clients to us in return for commission payments. We also have agreements with a towing company to tow our disabled cars and with a GPS supplier to provide GPS units to our cars.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	AAA Best Car Rental Inc.
Securities Being Offered:	5,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company may extend the offer up to an additional two (2) years from the date this offering is declared effective. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds	$50,000
Securities Issued and Outstanding:	There are 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Secretary, Suresh Gupta.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from April 30, 2010(Inception) to October 31, 2010.

Financial Summary	October 31, 2010 ($)
Cash and Deposits	959
Total Assets	2,136
Total Liabilities	117
Total Stockholder’s Equity	2,019

Statement of Operations	Accumulated From April 30, 2010 (Inception) to October 31, 2010 ($)
Total Expenses	5,981
Net Loss for the Period	(5,981)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations of operating a car rental business. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. As of October 31, 2010, we had cash in the amount of $ 959 and liabilities of $117. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achive revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on April 30, 2010 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new car rental companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory of automobiles to rent, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. Our monthly burn rate is approximately $1,790.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $ 5,981 for the period from our inception on April 30, 2010 to October 31, 2010, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the car rental business . Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern M&K CPAS, PLLC our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in AAA Best Car Rental Inc. is suitable.

We require minimum funding of approximately $ 23,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Suresh Gupta, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, Mr Gupta has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $20,000 of additional funding to pay for ongoing advertising expenses and SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to AAA Best Car Rental Inc. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

WE COULD BE NEGATIVELY IMPACTED IF LOSSES FOR WHICH WE DO NOT HAVE THIRD-PARTY INSURANCE COVERAGE.

We maintain third-party insurance covering physical damage to our rental vehicles.  We do not, however, maintain third-party insurance coverage for bodily injury or property damage resulting from accidents involving our vehicles.  Additionally, we do not carry a general coverage insurance policy for our facilities or operations.  We will account for vehicle damage or total loss at the time such damage or loss is incurred.  Also, because we are responsible for damage to our vehicles until we can collect on a claim for damages caused by a third-party, we are responsible for our own claims management, whether by our management or by a third-party claims administrator, which could lead to delays in settling claims, thereby increasing claim costs.  In addition, catastrophic uninsured claims filed against us would have an adverse effect on our financial condition.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for previously purchased services. A slow or uneven pace of economic recovery would negatively affect our ability to start a car rental business and obtain financing.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to rent automobiles from us.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot rent automobiles at prices which generate a profit.

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WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment.  Our competition includes large, small and midsized companies, and many of them may rent the same or similar cars in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

WE MAY BE SIGNIFICANTLY AFFECTED BY CHANGING CAR RENTAL PRICES.

Any significant changes in car rental prices could reduce our income. If any of our competitors seek to gain or retain market share by reducing car rental prices, we would likely reduce our prices in order to remain competitive, which could result in a decrease in our profitability and require a change in our operating strategies.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 61.5% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Gupta, our sole officer and director, will own 61.5% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Gupta may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Suresh Gupta, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Gupta to our company could negatively impact our business development.

IF SURESH GUPTA, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Suresh Gupta, for the future success of our business. The loss of the services of Mr. Gupta could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

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BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. GUPTA DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT..

Mr. Gupta does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

 WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between AAA Best Car Rental Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $9,000 cost of this registration statement to be paid from existing cash on hand.  If necessary, Suresh Gupta, our Chairman, has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $9,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, i f we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Suresh Gupta, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $50,000 as anticipated.

	$25,000	$50,000
Gross proceeds	$25,000	$50,000
Legal and professional fees	$9,000	$9,000
Website development	$1,000	$3,000
Establishing an office	$1,000	$3,000
Purchase rental cars	$8,000	25,000
Marketing and advertising	$4,000	$7,000
Miscellaneous expenses	$2,000	$3,000

The above figures represent only estimated costs.  We will establish a separate bank account and all proceeds will be deposited into that account.  If necessary, Suresh Gupta, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board. Mr. Gupta will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Gupta. Mr. Gupta will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity since the Company’s inception on April 30, 2010.  Suresh Gupta, the Company’s sole officer and director, paid $.001 per share for the 8,000,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of October 31, 2010, the net tangible book value of our shares of common stock was $ 2,019 or approximately $ 0.0003 per share based upon 8,000,000 shares outstanding.

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  If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 13,000,000 shares to be outstanding will be $ 43,019 or approximately $ 0.0033 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0023 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $ 0.0033 per share.

 After completion of this offering, if 5,000,000 shares are sold, investors in the offering will own 38.5% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.01 per share. Both the 38.5% ownership and $50,000 cash investment are in the aggregate. Our existing stockholders will own 61.5% of the total number of shares then outstanding, for which they have made contributions of cash totalling $8,000.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 2,500,000 shares are sold, the net tangible book value of the 10,500,000 shares to be outstanding will be $ 18,019 , or approximately $ 0.0017 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0007 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $ 0.0017 per share.

After completion of this offering investors in the offering will own approximately 23.8% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.01 per share. Both the 23.8% ownership and $25,000 cash investment are in the aggregate. Our existing stockholders will own approximately 76.2% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$18,019
Net tangible book value per share after offering	$0.0017
Increase to present stockholders in net tangible book value per share
after offering	$0.0007
Capital contributions	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering assuming the sale of 50% of shares	10,500,000
Percentage of ownership after offering	76.2%
Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$43.019
Net tangible book value per share after offering	$0.0033
Increase to present stockholders in net tangible book value per share
after offering	$0.0023
Capital contributions	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	13,000,000
Percentage of ownership after offering	61.50%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.01
Dilution per share	$0.0067
Capital contributions	$50,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholders	15.3%
Percentage of capital contributions by new investors	84.7%
Percentage of ownership after offering	38.50%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0083
Capital contributions	$25,000
Percentage of capital contributions by existing shareholders	26.5%
Percentage of capital contributions by new investors	73.5%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	23.8%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $ 959 as of October 31, 2010.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Suresh Gupta, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Gupta, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $21, 500 of funding from this offering .  After twelve month period we may require additional funding to continue operations. The amount of additional funding required to continue operations will depend on the amount of revenue and net income that we generate. If we do not generate any revenue we may need a minimum of $20,000 of additional funding to pay for ongoing advertising expenses and SEC filing requirements. We are a development stage company and have generated no revenue to date.

To implement our plan of operations we require a minimum of $23,000 for the next twelve months as described in our Plan of Operations. Our monthly burn rate is approximately $1,790.  The month on which we will run out of funds will depend on the amount of funds we raise in this offering. For example if we raise $20,000, we will run out of funds on the 11th month ($20,000/$1790).  Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 351 E 16th Street, Paterson, NJ 07524.  Our phone number is (973) 851-6863.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $50,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

Plan of Operation

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably rent automobiles. Our plan of operations following the completion is as follows:

ESTABLISH OUR OFFICE

Time Period: 1st -2nd months

Cost: $1,000-$3,000

Upon the completion of the offering, we plan to expand our office and acquire the necessary equipment we need to expand operations. We will spend our “office” budget on purchasing computers, office furniture and miscellaneous office supplies. The approximate costs for the above are as follows: computer: $600-$900, printer: $100-$300, furniture: $200-$300.  If funds permit, we may move into a new office, otherwise we will continue to work out of the office provided to us by our director free of charge.  Our sole officer and director will handle our administrative duties.

DEVELOP OUR WEBSITE

Time Period: 3rd-4th months

Cost: $1,000-$3,000

We plan to hire an independent contactor to develop our website. Our website will be used to list our services and our contact information. Majority of our budget of $1,000-$3,000 will be used to pay the contractor hired to develop our website. A small portion will be used for hosting and domain registration. We plan on using the services of www.joker .com to register our domain name. for the cost of $100 for 8 years. We plan on using hosting services provided by www.newebhost.com for the cost of $95 per year.  Our web site will have an option to be displayed in Spanish since we project that up to 50% of our customers will be Spanish speaking. Web site will have pictures of our rental cars with their description, our rates, hours of operation, contact information and directions to our place,

PURCHASE RENTAL CARS

Time Period:  5nd-6th months , and ongoing thereafter

Cost: $8,000-$25,000

We plan to purchase approximately four to twelve additional used cars to be used to rent to our customers with the funding from this offering. These will be relatively inexpensive domestic cars. We will purchase used, domestic cars such as - Ford Taurus, Ford Focus , Buick Le Sabre , Chrysler Sebring, Chevrolet Impala, Chevrolet Lumina , Chevrolet Malibu, Chrysler Neon. The cars will be in range of 8-10 years old with 80.000-100.000 mileage. The cars will be purchased at wholesale auctions at price range of $2,000-$3,000. To achieve significant profit, we will need to continue to increase the number of our rental cars. Once we begin generating revenue, which will be after 6th month of operations, we will keep buying more rental cars with the funds from our revenue. The number of new rental cars will depend on the amount of revenue that we generate.

CREATE A PROFILE AND BEGIN ADVERTISING ON SOCIAL NETWORK WEBSITES

Time Period 7th-8th months

Cost: $500-$1,500

We plan to make a profile of our company on social network websites such as Facebook, Twitter, and Linkedin. We will include links to company’s profile on our president’s personal social networking pages. We also plan to purchase advertising space from social network websites by designing and placing banners which will refer clients to our company profile.  The banners will be placed on the following websites: http://www.flagstaffcentral.com-- $400 per year banners ad, www.superpages.com-- SuperPage Package starting at $99.

ADVERTISE ON INTERNET AND NEWSPAPER:

Time Period: 9th month and ongoing thereafter

Cost: $400-$1300

The volume of this advertising will depend on the amount of our rental cars. We plan the following online and newspaper advertising:

1. Yellow Pages: We plan to purchase internet listing from yellowpages.com with detailed business information and link to our website. This advertising plan costs $36 per month.

2. The Record and Herald News: We plan to place newspaper ads monthly for the cost of $42 per month

  As our business expands, we will purchase more expensive advertising listing (with more advertising features) from Yellow Pages and place adds in additional newspapers.

DEVELOP OUR SOCIAL PROFILE

Time Period: 10th month, and ongoing thereafter

Cost: $1,000-$1,500

We plan on advertsing by developing profiles on the following social network sites:  Facebook, Twitter, and Lindedin. Although this advertising is free of cost., we plan to hire an assistant to help develop our profile. Developing of our profile will include the following:

1. Blogging

We plan to keep a company blog that is updated frequently and that includes personal input from company and clients. Blogging will help our company to get known and will also be helpful to boost our profile ranking during web searches.

2. Send E-NEWSLETTERS

We plan to send regular electronic newsletters, to customers who opt in to receive them, to keep customers in regular contact with our company.

WEBSITE ADVERTISING AND SEARCH OPTIMIZATION

Time Period: 11th month

Cost: $1,200-$1,800

3. Search Engine Optimizer

We will hire a contractor to help us perform the following: Add search engine optimized content to our website profile to help our site have a high page rank, and to boost traffic.  We will do this by reviewing our site’s content, and make sure it is relevant, well written, and makes good use of keywords and key phrases. This service will cost approximately $500.

              4. Advertise website in car rental guide websites
There are many websites that act as a guide to car rental businesses in various metropolitan areas. We will advertise our services on such sites. The sites and their respective costs are as follows: www.citisearch.com-$300, www.local.com--$200, www.truelocal.com--$200.

HIRE RENTAL SALES PERSON

Time Period: 12th month.

Cost: $900 plus 5%-10% commission from gross revenue

We plan to hire rental sales person and advertising manager.

1) Rental sales person will be dealing with the customer service such as: answering the phone calls, and sighing rental contracts.

3) Advertising/research manager will promote our services with local body shops, insurance companies. His job also will be to advertise AAA Best Car Rental Inc. on internet sources, yellow pages, and newspaper.

In summary, during months 1-6th we should have established our office, developed our website and purchased our rental cars. After this point we should be ready to start more significant operations and generate revenue. During months 6-12 we will be developing our marketing campaign which should add more awareness to our company and increase our revenues.

In additional to the mentioned above business expenses we will require an additional sum of $9,000 in the next 12 months to meet our reporting obligations. Therefore the minimum amount of funds that we will require for the 12 months period is $2 3 , 0 00. After one year we may need additional financing.

Suresh Gupta, our president will be devoting approximately 50% of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Gupta has agreed to commit more time as required. Because Mr. Gupta will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on April 30, 2010 to October 31, 2010

During the period we incorporated the company, prepared a business plan , purchase one car and executed two referral agreements with body shops.  Our loss since inception is $ 5,981 ..  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 8,000,000 shares of common stock to our sole officer and director for net proceeds of $8,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of October 31 , 2010, the Company had $ 959 cash and our liabilities were $117, comprising $117 owed to Suresh Gupta, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 8,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $8,000.

We are attempting to raise funds to proceed with our plan of operation. In the first quarter we used our cash we had to pay expenses associated with this offering. We paid $2,800 to our auditors, $15 registration fee to the SEC and $3,000 as legal fees. We also purchased a car for $1,177. Our current cash on hand will be used to pay the fees and expenses of this offering ..  To proceed with our operations within 12 months , we need a minimum of $ 23,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement .. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.  In a long term   we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

As of the date of this registration statement, the current funds available to the Company should be sufficient to continue maintaining our reporting status until we raise funds from this offering.  In case raising funds will take longer than planned, or our  short term expenses exceed our expectations, the company’s sole officer and director, Suresh Gupta, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $9,000.

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Management believes that the net proceeds, assuming our minimum offering amount of $ 23,000 is raised, will be sufficient to implement your initial plan of operation in the12 month period. However, after one year we may need additional financing.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the car rental market pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

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INCOME TAXES

AAA Best Car Rental Inc. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

GENERAL

We plan to offer discounted car rental services. We will offer used domestic cars for rent to our clients such as - Ford Taurus, Ford Focus , Buick Le Sabre , Chrysler Sebring, Chevrolet Impala, Chevrolet Lumina , Chevrolet Malibu, Chrysler Neon. The cars will be in range of 8-10 years old with 80.000-100.000 mileage. The cars will be purchased at wholesale auctions at price range of $2,000-$3,000.  Our sole officer and director expects to devote approximately twenty hours per week to us on going forward basis.

As of January 6 , 2011 we have purchased one car. According to our plan of operation, we plan to purchase four to twelve additional used cars to be used to rent to our customers. Our revenue source will be from renting our cars to potential customer and from reselling insurance.

CLIENTS

We will service clients who don’t have good credit history and sufficient down payment to qualify for financing to purchase their own car and can’t afford high rates of conventional car rental companies. We plan to obtain our clients from referrals from local body shops, car towing companies and car insurance companies. Body shops will refer clients to us while their car is being worked on in the shop. Car towing companies will refer clients to us whose car is being towed due to being inoperatable. Insurance companies can refer clients to us when they need to provide a replacement vehicle to their clients after an accident.

REFERRAL CONTRACTS/VERBAL AGREEMENTS

Our goal is to form relationship with local body shops, insurance companies, and with other rental companies. Relationships with other rental companies are helpful in case we run out of rental cars, we can refer our clients to them and vice versa—result is good customer service and getting additional referrals.

We have executed Car Rental Referral Agreement with following auto body repair shops:

       1) OCUA Auto of Paterson NJ .

       2) D&B Auto Repair of Paterson NJ.

Agreements are filed as exhibits to this registration statement, the main terms are:

1. The Auto body repair shops may refer potential customers to us for a referral fee.

2. The referral fee shall be calculated as  ten per cent (10%) of the net value of car rental  sold by the Company as a direct result of a referral

We also have verbal agreements with following companies:

1. S & Sam auto body shop of Lodi, NJ;  whereby the body shop will refer its customers to us in return of 10% referral fee commission.

2. M& S Towing of Saylorsburg, PA; whereby the company will tow our disabled car to our location in Paterson on $30/hour basis.

3. GPS Services of LANDAIRSEA of Woodstock, IL whereby the company has agreed to sell us GPS devices for our vehicles.

GPS UNIT

Each car will have installed GPS units in it to allow for easy tracking.  GPS unit will lower the risk of our car being stolen or not returned to us. The unit will allow us to locate and recover the rented car in case it is not returned to us.  Our clients will be allowed to drive the cars within 100 miles zone from our location. This limit will reduce our car towing expense in case our car is inoperatable and will be included as one of the clauses in the customer rental agreement. Initially, our director will be responsible for all our administrative duties such as checking GPS positioning of the cars and arranging towing if needed.

REVENUE AND COSTS PER EACH CAR

We expect to rent our cars on average for: $15-$20 per day, 20 days per month. On average that equals to monthly revenue per car of $350.

We plan to re-sell insurance for our customer with $3 mark up per car per day. That will equal additional monthly revenue of $60 per car.

Our president has been a sole owner of a used car dealership for past two years. He has agreed to let us use his office facilities including, phone, internet, computer, printer, etc… until we set up our own office at no extra charge. He has also agreed to provide parking space for our rental cars at a rate of $20 per car per month.

Advertising.

Yellow Pages: We plan to purchase internet listing from yellowpages.com with detailed business information and link to our website. This advertising plan costs $36 per month.

The Record and Herald News: We plan to place newspaper ads monthly for the cost of $42 per month

Internet: We plan to advertise on the following websites: Facebook, Twitter, Lindedin, and Yahoo Local (local.yahoo.com). This advertising is free. Our budget for advertising will vary with the size of our business.  As our business expands, we will purchase more expensive advertising listing (with more advertising features) from Yellow Pages and place adds in additional newspapers. Our advertising budget is estimated at $20 per car, per month.

Additional approximate expenses per each car per month are as follows:

car washing and detailing:  $10(washing liquid, rugs etc)

Oil and filter change: $10 per car per month

Towing fees $20

GPS system installation fee:  $150 per car per installation. Average monthly expense: $12.5

Insurance coverage for renting cars:  $50

Average monthly car repair: $30

Total expense: $290

Our additional expenses are outlined in the “Use of Proceeds Section” To stay profitable; we will need to increase the number of our rental cars. The number of rental cars that we purchase will depend on the amount of funds that we raise with this offering ..  Thereafter, we will continue to purchase additional rental cars with the proceeds from the revenue that we generate. The number of additional rental cars that we purchase will depend on the amount of revenue that we generate.

Competition

There are few barriers of entry in the car rental business and level of competition is extremely high. There are many domestic and international car rental companies. We will be in direct competition with them. Many large car rental companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.  We will likely lose business to such companies. Also, many of these companies will be able to afford to offer greater rental price than us which may also cause us to lose business.

Insurance

We maintain third-party insurance covering physical damage to our rental vehicles.  We do not, however, maintain third-party insurance coverage for bodily injury or property damage resulting from accidents involving our vehicles.  Additionally, we do not carry a general coverage insurance policy for our facilities or operations.  We will account for vehicle damage or total loss at the time such damage or loss is incurred.  Also, because we are responsible for damage to our vehicles until we can collect on a claim for damages caused by a third-party, we are responsible for our own claims management, whether by our management or by a third-party claims administrator, which could lead to delays in settling claims, thereby increasing claim costs.  In addition, catastrophic uninsured claims filed against us would have an adverse effect on our financial condition.

Employees; Identification of Certain Significant Employees.

We have no employees other than our sole officer and director, Suresh Gupta who currently devotes approximately twenty hours per week to company matters. We intend to hire employees on an as needed basis.

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Offices

Our business office is located at E 16th Street, Paterson, NJ 07524.  This is the office provided by our Sole Officer and Director, Suresh Gupta.  Our telephone number is (973) 851-6863.  We do not pay any rent to Mr. Gupta and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the car rental business in any jurisdiction which we would conduct activities.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Suresh Gupta E 16th Street, Paterson, NJ 07524	57	President, Secretary, Treasurer and Director

Suresh Gupta has acted as our President, Secretary, Treasurer and sole Director since our incorporation on April 30, 2010.  Suresh Gupta graduated from Allahabad University, Allahabad, India in 1975. He has earned a bachelor’s degree in accounting. From May 1989 till March 2007, he worked for Citi Group Inc on Wall Street in New York as an accountant. From April 2007 till present, Mr. Gupta has been owner of  S & Sam Auto body shop, a private company in Lodi, NJ. From April 2007 till present Mr. Gupta has also owned a used car dealership: Nationwide Auto Network in Paterson, NJ.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Suresh Gupta, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on April 30, 2010 until January 6 , 2011 :

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Suresh Gupta, President, Treasurer and Secretary	April 30, 2010 to January 6 , 2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Gupta currently devotes approximately twenty hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of January 6 , 2011 :

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Suresh Gupta	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Suresh Gupta will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On July 16, 2010, we issued a total of 8,000,000 shares of restricted common stock to Suresh Gupta, our sole officer and director in consideration of $8,000.

Further, Mr. Gupta has advanced funds to us. As of October 31 , 2010, Mr. Gupta advanced us $117. Mr. Gupta will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Gupta. Mr. Gupta will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Gupta does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Gupta or the repayment of the funds to Mr. Gupta. The entire transaction was oral.

We have verbal referral fee agreements with S & Sam auto body shop of Lodi, NJ, a private company owned by Suresh Gupta, whereby the body shop will refer its customers to us in return of 10% referral fee commission. S & Sam auto has also agreed to provide parking space for our rental cars at a rate of $20 per car per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 6 , 2011 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Suresh Gupta 351E 16th Street, Paterson, NJ 07524	8,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 6 , 2011 ..  As of  January 6, 2011 , there were 8,000,000 shares of our common stock issued and outstanding.

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PLAN OF DISTRIBUTION

AAA Best Car Rental Inc. has 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Suresh Gupta will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Gupta is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Gupta will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Gupta is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Gupta will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Gupta will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

AAA Best Car Rental Inc. will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.01 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which AAA Best Car Rental Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

AAA Best Car Rental Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $9,000.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  October 31, 2010, there were 8,000,000 shares of our common stock issued and outstanding that were held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with AAA Best Car Rental Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

M&K CPAS,PLLC our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAS, PLLC has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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FINANCIAL STATEMENTS

     Our fiscal year end is July31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by M&K CPAS, PLLC.

     Our financial statements from inception to July, 2010, immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AAA Best Car Rental, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of AAA Best Car Rental, Inc. (a development stage company) as of July 31, 2010 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from April 30, 2010 (inception) through July 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AAA Best Car Rental, Inc., as of July 31, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss and has no ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 4, 2010

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AAA BEST CAR RENTAL INC (A Development Stage Company) Balance Sheet

Assets

July 31,
2010
Current Assets
Cash	$7,984
Total Current Assets	7,984

Total Assets	$7,984
Liabilities and Stockholders’ Equity

Long Term Liabilities
Loan from Director	$117
Total Short Term Liabilities	117
Total Liabilities	117

Stockholders’ Equity

Common stock, $0.001par value, 75,000,000 shares authorized;
8,000,000 shares issued and outstanding	8,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(133)
Total stockholders’ equity	7,867
Total liabilities and stockholders’ equity	$7,984

The accompanying notes are an integral part of these financial statements.

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AAA BEST CAR RENTAL INC (A Development Stage Company) Statement of Operations
From Inception on April 30, 2010 to July 31, 2010
Expenses
General and Administrative Expenses	$133
Net (loss) from Operation before Taxes	(133)
Provision for Income Taxes	-
Net (loss)	$(133)

(Loss) per common share – Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding	8,000,000

The accompanying notes are an integral part of these financial statements.

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AAA BEST CAR RENTAL INC (A Development Stage Company) Statement of Stockholders’ Equity From Inception on April 30, 2010 to July 31, 2010
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total

Balance at inception on April 30, 2010

Common shares issued for cash at $0.001	8,000,000	$ 8,000	$ -	$ -	$ 8,000
Net (loss)				(133)	(133)
Balance as of July 31, 2010	8,000,000	$ 8,000	$ -	$ (133)	$ 7,867

The accompanying notes are an integral part of these financial statements.

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AAA BEST CAR RENTAL INC (A Development Stage Company) Statement of Cash Flows
From Inception on April 30, 2010 to July 31, 2010
Operating Activities
Net (loss)	$(133)
Net cash (used) for operating activities	(133)

Financing Activities
Loans from Director	117
Sale of common stock	8,000
Net cash provided by financing activities	8,117

Net increase in cash and equivalents	7,984

Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$7,984

Supplemental cash flow information:

Cash paid for:

Interest	$-
Taxes	$-
The accompanying notes are an integral part of these financial statements.

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AAA BEST CAR RENTAL INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2010

(Audited)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

AAA Best Car Rental Inc was founded in the State of Nevada on April 30, 2010. The Company intends to provide car rental service.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through July 31, 2010, the Company has not generated any revenue and has accumulated losses of $133.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $133 as of July 31, 2010 and has no ongoing operations.  Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash equivalents

For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

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AAA BEST CAR RENTAL INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2010

(Audited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

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AAA BEST CAR RENTAL INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2010

(Audited)

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Long-Lived Assets

The Company has adopted Accounting Standards Codification No. 360 (“ASC-360”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC-360 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, REVENUE RECOGNITION ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended July 31, 2010.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

NOTE 4 - COMMON STOCK

The authorized capital  of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

On July 16, 2010,  the Company issued  8,000,000  shares  of  common stock at a price of $0.001 per share, to its sole Director, for total cash proceeds of $8,000.

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AAA BEST CAR RENTAL INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2010

(Audited)

NOTE 5 – DUE TO RELATED PARTY

The Director loaned $117 to the Company.  The amount is due on demand, non-interest bearing and unsecured.

NOTE 6 - INCOME TAXES

As of July 31, 2010, the Company had net operating loss carry forwards of $133 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

     August 31, 2010

Net loss before taxes	(133)
Statutory rate	34%

Computed expected tax recovery	45
Change in valuation allowance	(45)

Income tax provision	–

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, we have evaluated subsequent events through October 4, 2010. On October 2, 2010 the Company purchased a car for US$1,177.

INDEX TO FINANCIAL STATEMENTS

Financial Statements

Balance Sheets – October 31, 2010 and July 31, 2010 (Unaudited)

Statements of Operations – Three months ended October 31, 2010 and the period from April 30, 2010 (inception) through October 31, 2010 (Unaudited)

Statements of Cash Flows – Three months ended October 31, 2010 and the period from April 30, 2010 (inception) through October 31, 2010 (Unaudited)

Notes to Financial Statements

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AAA BEST CAR RENTAL INC (A Development Stage Company) Balance Sheets
(Unaudited)

Assets

	October 31,	July 31,
	2010	2010
Current Assets
Cash	$959	$7,984
Total Current Assets	959	7,984
Long-Term Assets
Fixed Assets	1,177	-
Total Long-Term Assets	1,177	1,177
Total Assets	$2,136	$7,984
Liabilities and Stockholders’ Equity (deficit)

Current Liabilities
Loan from Director	$117	$117
Total Current Liabilities	117	117
Total Liabilities	117	117

Stockholders’ Equity (deficit)

Common stock, $0.001par value, 75,000,000 shares authorized;
8,000,000 shares issued and outstanding	8,000	8,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(5,981)	(133)
Total stockholders’ equity	2,019	7,867
Total liabilities and stockholders’ equity	$2,136	$7,984

The accompanying notes are an integral part of these financial statements.

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AAA BEST CAR RENTAL INC (A Development Stage Company) Statements of Operations (Unaudited)
	Three Months ended October 31, 2010	From Inception on April 30, 2010 to October 31, 2010
Expenses
General and Administrative Expenses	$5,848	$5,981
Net (loss) from Operation before Taxes	(5,848)	(5,981)
Provision for Income Taxes	-	-
Net (loss)	$(5,848)	$(5,981)

(Loss) per common share – Basic and diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	8,000,000

The accompanying notes are an integral part of these financial statements.

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AAA BEST CAR RENTAL INC (A Development Stage Company) Statements of Cash Flows (Unaudited)
		Three Months ended October 31, 2010		From Inception on April 30, 2010 to October 31, 2010
Operating Activities
Net (loss)		$(5,848)		$(5,981)
Net cash (used) for operating activities		(5,848)		(5,981)

Investing Activities
Purchase of fixed assets		(1,177)		(1,177)
Net cash (used) for the purchase of fixed assets		(1,177)		(1,177)

Financing Activities
Loans from Director		-		117
Sale of common stock		-		8,000
Net cash provided by financing activities		-		8,117

Net increase (decrease) in cash and equivalents		(7,025)		959

Cash and equivalents at beginning of the period		7,984		-
Cash and equivalents at end of the period		$959		$959

Supplemental cash flow information:

Cash paid for:

Interest	$			$-
Taxes	$			$-

Non-Cash Activities	$		$
The accompanying notes are an integral part of these financial statements.

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AAA BEST CAR RENTAL INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2010

(Unaudited)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

AAA Best Car Rental Inc was founded in the State of Nevada on April 30, 2010. The Company intends to provide car rental service.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through October 31, 2010, the Company has not generated any revenue and has accumulated losses of $5,981.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $5,981 as of October 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash equivalents

For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

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AAA BEST CAR RENTAL INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2010

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets, generally three to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the assets’ useful lives or lease term.

Classification	Estimated Useful Life
Vehicles	5 years
Office equipment	3 years

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

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AAA BEST CAR RENTAL INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2010

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

The Company has adopted Accounting Standards Codification No. 360 (“ASC-360”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC-360 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, REVENUE RECOGNITION ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended October 31, 2010.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

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AAA BEST CAR RENTAL INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2010

(Unaudited)

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at October 31, 2010 and July 31, 2010.

	October 31, 2010	July 31, 2010
Vehicles	$1,177	$-
Total property and equipment	1,177	-
Less: accumulated depreciation	-	-
Property and equipment, net	$1,177	$-

NOTE 5 - COMMON STOCK

The authorized capital of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

On July 16, 2010,  the Company issued  8,000,000  shares  of  common stock at a price of $0.001 per share, to its sole Director, for total cash proceeds of $8,000 ..

NOTE 6 – DUE TO RELATED PARTY

The Director loaned $117 to the Company.  The amount is due on demand, non-interest bearing and unsecured.

NOTE 7 – ASSETS

The company purchased a 1996 Chevy Lumina in the amount of $1,177. The company does not intend to sell the vehicle, but rather to rent it out in order to generate revenue.

NOTE 8 - INCOME TAXES

As of October 31, 2010, the Company had net operating loss carry forwards of $5,981 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 9 - SUBSEQUENT EVENTS

The Company has determined that there were no subsequent events up to and including the date of the issuance of these financial statements that warrant disclosure or recognition in the financial statements.

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

AAA BEST CAR RENTAL INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$3.57
Printing Expenses	$96.43
Accounting Fees and Expenses	$1000.00
Auditor Fees and Expenses	$3,000.00
Legal Fees and Expenses	$3,500.00
Transfer Agent Fees	$1,400.00
TOTAL	$9,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

AAA Best Car Rental Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling AAA Best Car Rental Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On July 16, 2010, AAA Best Car Rental Inc. offered and sold 8,000,000 share of common stock to our sole officer and director, Suresh Gupta, for a purchase price of $0.001 per share, for aggregate offering proceeds of $8,000.  AAA Best Car Rental Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1.1	Articles of Incorporation of the Registrant*
3.1.2	Certificate of Amendment to Articles of Incorporation of Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Car rental referral Agreement with OCUA Auto *
10.2	Car rental referral Agreement with D&B Auto Repair*
23.1	Consent of Legal Counsel (contained in exhibit 5.1) *
23.2	Consent of M&K CPAS, PLLC.
99.1	Subscription Agreement

 *Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Paterson, New Jersey on January 6 , 2011 ..

AAA BEST CAR RENTALS INC.

By:	/s/	Suresh Gupta
	Name:	Suresh Gupta
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Suresh Gupta
Suresh Gupta	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	January 6 , 2011

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1.1	Articles of Incorporation of the Registrant*
3.1.2	Certificate of Amendment to Articles of Incorporation of Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Car rental referral Agreement with OCUA Auto *
10.2	Car rental referral Agreement with D&B Auto Repair*
23.1	Consent of Legal Counsel (contained in exhibit 5.1) *
23.2	Consent of M&K CPAS, PLLC.
99.1	Subscription Agreement

*Previously filed

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